Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the quarter ended September 30, 2015
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,815,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,795,000	14,067,336	$0.34
Effect of Dilutive Securities:
Stock options		282,761
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,795,000	14,350,097	$0.33
For the quarter ended September 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,501,000
Preferred stock dividends	(20,000)
Income available to common stockholders	5,481,000	14,200,687	$0.39
Effect of Dilutive Securities:
Stock options		241,791
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,481,000	14,442,478	$0.38
For the nine months ended September 30, 2015
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$14,714,000
Preferred stock dividends	(60,000)
Income available to common stockholders	14,654,000	14,115,691	$1.04
Effect of Dilutive Securities:
Stock options		264,884
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$14,654,000	14,380,575	$1.02
For the nine months ended September 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$15,526,000
Preferred stock dividends	(60,000)
Income available to common stockholders	15,466,000	14,181,798	$1.09
Effect of Dilutive Securities:
Stock options		209,420
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$15,466,000	14,391,218	$1.07